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                               EXHIBIT (4) (a)

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              AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION
              ----------------------------------------------------


         Agreement and Plan of Reorganization and Liquidation ("Agreement") dated as of December 1, 1995, by and between The Cardinal Group, an Ohio business trust ("TCG"), and The Cardinal Fund Inc., an Ohio corporation ("TCFI").

         WHEREAS, TCG is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end investment company of the management type and has, or before the Exchange Date (as defined below) is expected to have, issued and outstanding one class of shares of beneficial interest, without par value ("Shares"), for each of six series, one such series being The Cardinal Fund (hereinafter sometimes referred to as the "Cardinal Fund" or the "Acquiring Series"); and

         WHEREAS, TCFI is registered under the 1940 Act as an open-end investment company of the management type and currently has issued and outstanding one class of common shares, without par value; and

         WHEREAS, TCFI plans to transfer all of its assets, and to assign all of its liabilities, to the Acquiring Series, in exchange for Shares of the Acquiring Series (the "Acquiring Series Shares"), followed by the distribution of the Acquiring Series Shares by TCFI to its shareholders, and followed by the dissolution of TCFI, all upon the terms and provisions of this Agreement (the "Reorganization"); and

         WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the trustees of TCG have determined that the Reorganization is in the best interests of TCG, and that the interests of its shareholders will not be diluted as a result thereof; and

         WHEREAS, the Board of Directors of TCFI has determined that the Reorganization is in the best interests of TCFI and that the

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interests of its shareholders will not be diluted as a result thereof;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto covenant and agree as follows:

1.       PLAN OF REORGANIZATION AND LIQUIDATION.

                 (a) SALE OF ASSETS, ASSUMPTION OF LIABILITIES. Subject to the prior approval of shareholders of TCFI and to the other terms and conditions contained herein (including the obligation of TCFI to distribute to its shareholders all of its investment company taxable income and net capital gain as described in Section 8(i) herein), TCFI agrees to sell, assign, convey, transfer and deliver to the Acquiring Series, and the Acquiring Series agrees to acquire from TCFI on the Exchange Date (as defined below), all of the Investments (as defined below), cash and other assets of TCFI in exchange for that number of full and fractional Acquiring Series Shares of the Acquiring Series having an aggregate net asset value equal to the value of all assets of TCFI transferred to the Acquiring Series, as provided in Section 4, less the liabilities of TCFI assumed by the Acquiring Series.

                 (b) ASSETS ACQUIRED. The assets to be acquired by the Acquiring Series from TCFI shall consist of all of TCFI's property, including, without limitation, all Investments, cash and dividends or interest receivables which are owned by TCFI and any deferred or prepaid expenses shown as an asset on the books of TCFI as of the Valuation Time described in Section 4.

                 (c) LIABILITIES ASSUMED. Prior to the Exchange Date TCFI will endeavor to discharge or cause to be discharged, or make provision for the payment of, all of its known liabilities and obligations. The Acquiring Series shall assume all liabilities, expenses, costs, charges and reserves of TCFI, contingent or otherwise, including liabilities reflected in the unaudited statement of assets and liabilities of TCFI as of the Valuation Time, prepared by or on behalf of TCFI in accordance with generally accepted accounting principles consistently applied from and after September 30, 1995.

                 (d) LIQUIDATION AND DISSOLUTION. Upon consummation of the transactions described in Section 1(a), 1(b) and 1(c) above, TCFI shall distribute in complete liquidation to its shareholders of record as of the Exchange Date the Acquiring Series Shares received by it, each TCFI shareholder of record being entitled to receive that number of Acquiring Series Shares equal to the proportion which the number of common





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         shares, without par value, of TCFI held by such shareholder bears to the total number of such shares of TCFI outstanding on such date, and shall take such further action as may be required, necessary or appropriate under TCFI's Articles of Incorporation, Ohio law and the Code to effect the complete liquidation and dissolution of TCFI. TCFI will fulfill all reporting requirements under the 1940 Act, both before and after the Reorganization.

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF TCFI. TCFI represents and warrants to and agrees with TCG and the Acquiring Series that:

                 (a) TCFI is a corporation validly existing under the laws of the State of Ohio and has power to own all of its properties and assets and to carry out its obligations under this Agreement. TCFI has qualified as a foreign corporation in each jurisdiction where the ownership of its property and the conduct of its business require qualification. TCFI has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 2(1).

                 (b) TCFI is registered under the 1940 Act as an open-end investment company of the management type, and such registration has not been revoked or rescinded and is in full force and effect. TCFI has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its taxable year ending upon its liquidation. TCFI has been a regulated investment company under such sections of the Code at all times since its inception.

                 (c) The statement of assets and liabilities, including the statement of investments as of September 30, 1995, and the related statement of operations for the year then ended, and statements of changes in net assets for each of the two years in the period then ended, for TCFI, such statements having been audited by KPMG Peat Marwick LLP, independent auditors of TCFI, have been furnished to TCG. Such statement of assets and liabilities fairly present the financial position of TCFI as of such date and such statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles, and there are no known material liabilities of TCFI as of such dates which are not disclosed therein.





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                 (d)  The Prospectus of TCFI dated February 1, 1995 (the "TCFI
         Prospectus") and the related Statement of Additional Information for TCFI dated February 1, 1995, in the forms filed with the Securities and Exchange Commission and previously furnished to TCG, did not as of their date and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (e) Except as may have been previously disclosed to TCG, there are no material legal, administrative or other proceedings pending or, to the knowledge of TCFI threatened against TCFI.

                 (f) There are no material contracts outstanding to which TCFI is a party, other than as disclosed in the TCFI Prospectus and its corresponding Statement of Additional Information, and there are no such contracts or commitments (other than this Agreement) which will be terminated with liability to TCFI on or prior to the Exchange Date.

                 (g) TCFI has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of September 30, 1995 and those incurred in the ordinary course of TCFI's business as an investment company since that date. Prior to the Exchange Date, TCFI will advise TCG of all known material liabilities, contingent or otherwise, incurred by it subsequent to September 30, 1995, whether or not incurred in the ordinary course of business.

                 (h) As used in this Agreement, the term "Investments" shall mean TCFI's investments shown on the statement of assets and liabilities as of September 30, 1995 referred to in Section 2(c) hereof, as supplemented with such changes as TCFI shall make after September 30, 1995 and prior to the date of this Agreement, which changes have been disclosed to TCG, and changes made on and after the date of this Agreement after advising TCFI of such changes, and changes resulting from stock dividends stock split-ups, mergers and similar corporate actions.

                 (i) TCFI has filed or will file all federal and state tax returns which, to the knowledge of TCFI's officers, are required to be filed by TCFI and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by TCFI. All tax liabilities of TCFI have been adequately provided for on its books, and no tax deficiency or liability of TCFI has been asserted, and no





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         question with respect thereto has been raised, by the Internal Revenue
         Service or by any state or local tax authority for taxes in excess of those already paid.

                 (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 2(1), TCFI will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other of its assets and liabilities to be transferred to TCG and the Acquiring Series pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, TCG and the Acquiring Series will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of TCFI and, except as described in Section 2(k), without any restrictions upon the transfer thereof.

                 (k) No registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of TCFI or TCG, except as previously disclosed to TCG by TCFI in writing prior to the date hereof.

                 (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by TCFI of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, Securities Exchange Act of 1934, as amended (the "1934 Act"), 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

                 (m) The registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") by TCG on Form N-14 relating to the Acquiring Series Shares issuable hereunder, and the proxy statement of TCFI included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to TCFI, (i) will comply in all material respects with the provisions of the 1933 Act, 1934 Act and 1940 Act and the rules and regulations thereunder and
         (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 below and on the Exchange Date, the prospectus





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         contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by TCG, insofar as it relates to TCFI, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this
         Section 2(m) shall apply only to statements of fact relating to TCFI contained in the Registration Statement, the Prospectus or the Proxy Statement, or omissions to state in any thereof a material fact relating to TCFI, as such Registration Statement, Prospectus and Proxy Statement shall be furnished to TCFI in definitive form as soon as practicable following effectiveness of the Registration Statement and before any public distribution of the Prospectus or Proxy Statement.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF TCG. TCG represents and warrants to and agrees with TCFI that:

                 (a) TCG is a business trust validly existing under the laws of the State of Ohio and has power to carry on its business as it is now being conducted and to carry out its obligations under this Agreement. TCG has qualified as a foreign business trust in each jurisdiction where the ownership of its property and the conduct of its business require qualification. TCG and the Acquiring Series each has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 3(i).

                 (b) TCG is registered under the 1940 Act as an open-end investment company of the management type, and such registration has not been revoked or rescinded and is in full force and effect. The Acquiring Series expects to qualify as a regulated investment company under Part I of Subchapter M of the Code.

                 (c) The Acquiring Series will have no financial statements as of the Valuation Time.

                 (d) The prospectus of TCG and the Acquiring Series, expected to be dated in January, 1996 (the "Acquiring Series Prospectus"), and the related Statement of Additional Information for the Acquiring Series to be dated such date, in the forms to be filed with the Securities and Exchange Commission, will be furnished to TCFI promptly upon the completion thereof and will not as of their date contain any





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         untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (e) Except as may have been previously disclosed to TCFI, there are no material legal, administrative or other proceedings pending or, to the knowledge of TCG or its Acquiring Series, threatened against TCG or the Acquiring Series, which assert liability on the part of TCG or the Acquiring Series.

                 (f) There are no material contracts outstanding to which TCG or the Acquiring Series is a party, other than material contracts disclosed in the Acquiring Series Prospectus and the corresponding Statement of Additional Information.

                 (g) The Acquiring Series will have no assets or liabilities as of the Valuation Time.

                 (h) TCG and the Acquiring Series will file all federal and state tax returns which, to the knowledge of TCG's officers, are required to be filed by TCG and the Acquiring Series and will pay all federal and state taxes shown to be due on such returns or on any assessments received by TCG or the Acquiring Series. All tax liabilities of TCG and the Acquiring Series have been adequately provided for on its books, and no tax deficiency or liability of TCG or the Acquiring Series has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

                 (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by TCG or the Acquiring Series of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, 1934 Act, 1940 Act, state securities or Blue Sky Laws or the H-S-R Act.

                 (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 3(i), TCG and the Acquiring Series will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of TCFI to be transferred to the Acquiring Series pursuant to this Agreement.

                 (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to TCG and the Acquiring Series: (i) will comply in all material respects with the





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         provisions of the 1933 Act, 1934 Act and  1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by TCG, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by TCFI for use in the Registration Statement, the Prospectus or the Proxy Statement.

                 (l) The Acquiring Series Shares to be issued by TCG have been duly authorized and when issued and delivered by TCG to TCFI pursuant to this Agreement and the Prospectus will be legally and validly issued by TCG and will be fully paid and nonassessable, and no shareholder of TCG will have any preemptive right of subscription or purchase in respect thereof.

                 (m) The issuance of Acquiring Series Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

                 (n) Cardinal Fund, upon filing of its first income tax return at the completion of its first taxable year will elect to be a regulated investment company and until such time will take all steps necessary to ensure qualification as a regulated investment company.

4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, TCG will deliver to TCFI a number of Acquiring Series Shares having an aggregate net asset value equal to the value of the assets of TCFI acquired by the Acquiring Series, less the value of the liabilities of TCFI assumed, determined as hereafter provided in this Section 4.

                 (a) The net asset value of TCFI will be computed as of the Valuation Time, using the valuation procedures set forth in the current prospectus of TCFI.

                 (b) The net asset value of each of the Acquiring Series Shares will be determined to the nearest full cent as of the





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         Valuation Time, and shall be set at the net asset value per share of
         TCFI as of the Valuation Time.

                 (c) The Valuation Time shall be 4:00 P.M., Eastern Standard Time, on March 30, 1996, or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

                 (d) The Acquiring Series shall issue its Acquiring Series Shares to TCFI on one share deposit receipt registered in the name of TCFI. TCFI shall distribute in liquidation the Acquiring Series Shares received by it hereunder PRO RATA to its shareholders by redelivering such share deposit receipt to TCG's transfer agent, which will as soon as practicable set up open accounts for each TCFI shareholder in accordance with written instructions furnished by TCFI.

                 (e) The Acquiring Series shall assume all liabilities of TCFI, whether accrued or contingent, described in subsection 1(c) hereof in connection with the acquisition of assets and subsequent dissolution of TCFI or otherwise, except that recourse for assumed liabilities relating to TCFI will be limited to the Acquiring Series.

5.       EXPENSES, FEES, ETC.

                 (a) Subject to the further provisions of this Section 5, TOC shall be responsible for the fees and expenses of the Reorganization. The Acquiring Series will be responsible for its organization costs. TCFI will be responsible for proxy solicitation and other costs associated with its annual meeting (or special meeting in lieu thereof) to the extent such costs are comparable to those incurred for annual meetings in recent prior years. TOC has undertaken to absorb all other costs of the Reorganization.

                 (b) In the event the transactions contemplated by this Agreement are not consummated by reason of TCFI's being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to TCFI's obligations referred to in Section 7(a) or Section 9), TCFI shall pay directly all reasonable fees and expenses incurred by TCG in connection with such transactions, including, without limitation, legal, accounting and filing fees.

                 (c) In the event the transactions contemplated by this Agreement are not consummated by reason of TCG's being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to TCG's obligations referred to in Section 7(a) or Section 8), TCG





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         shall pay directly all of the reasonable fees and expenses incurred by
         TCFI in connection with such transactions, including, without limitation, legal, accounting and filing fees.

                 (d) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth above.

6. EXCHANGE DATE. Delivery of the assets of TCFI to be transferred, assumption of the liabilities of TCFI to be assumed, and the delivery of Acquiring Series Shares to be issued shall be made at the offices of The Ohio Company, 155 East Broad Street, Columbus, Ohio at 9:00 A.M. on March 31, 1996, or at such other time and date agreed to by TCG and TCFI, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."


7.       SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION.

                 (a) TCFI agrees to call a special meeting of its shareholders as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of TCFI to and the assumption of all of the liabilities of TCFI by the Acquiring Series as herein provided, authorizing and approving this Agreement, and authorizing and approving the liquidation and dissolution of TCFI, and it shall be a condition to the obligations of each of the parties hereto that the holders of common shares, without par value, of TCFI shall have approved this Agreement, and the transactions contemplated herein, including the liquidation and dissolution of TCFI, in the manner required by law and TCFI's Articles of Incorporation at such a meeting on or before the Valuation Time.

                 (b) TCFI agrees that the liquidation and dissolution of TCFI will be effected in the manner provided in TCFI's Articles of Incorporation and in accordance with applicable law, and that it will not make any distributions of any Acquiring Series Shares to the shareholders of TCFI without first paying or adequately providing for the payment of all of TCFI's known debts, obligations and liabilities.

                 (c) Each of TCG and TCFI will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, 1934 Act and 1940 Act and the





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         rules and regulations thereunder to be set forth in the Registration
         Statement, including the Prospectus and the Proxy Statement.

8. CONDITIONS TO TCG'S OBLIGATIONS. The obligations of TCG and the Acquiring Series hereunder shall be subject to the following conditions:

                 (a) That this Agreement shall have been authorized and the transactions contemplated hereby, including the liquidation and dissolution of TCFI, shall have been approved by the directors and shareholders of TCFI in the manner required by law.

                 (b) TCFI shall have furnished to TCG a statement of TCFI's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on TCFI's behalf by its President (or any Vice President) and Treasurer (or other financial officer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of TCFI since September 30, 1995, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of shares of TCFI, dividends paid or losses from operations.

                 (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of TCFI made in this Agreement are true and correct in all material respects as if made at and as of such dates, TCFI has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and TCFI shall have furnished to TCG a statement, dated the Exchange Date, signed by TCFI's President (or any Vice President) and Treasurer (or other financial officer) certifying those facts as of such dates.

                 (d) There shall not be any material litigation pending or overtly threatened with respect to the matters contemplated by this Agreement.

                 (e) TCG shall have received an opinion of Baker & Hostetler, in form reasonably satisfactory to TCG and dated the Exchange Date, to the effect that (i) TCFI is a corporation validly existing under the laws of the State of Ohio, and is, to the knowledge of such counsel, qualified to do business as a foreign corporation in each jurisdiction





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
         where the ownership of its property and the conduct of its business require qualification, (ii) this Agreement has been duly authorized, executed and delivered by TCFI and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, 1934 Act and 1940 Act and assuming due authorization, execution and delivery of this Agreement by TCG, is a valid and binding obligation of TCFI, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles, (iii) TCFI has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, TCFI will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to TCG, (iv) the execution and delivery of this Agreement did not and the consummation of the transactions contemplated hereby will not, violate TCFI's Articles of Incorporation or its Code of Regulations, as amended, or any provision of any agreement known to such counsel to which TCFI is a party or by which it is bound, it being understood that with respect to any investment restrictions as contained in TCFI's Articles of Incorporation or Code of Regulations, or then current prospectus or statement of additional information, such counsel may rely upon a certificate of an officer of TCFI, whose responsibility it is to advise TCFI with respect to such matters and (v) to the knowledge of such counsel no consent, approval, authorization or order of any court or governmental authority is required for the consummation by TCFI of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, 1934 Act and 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act.
         In rendering such opinion, Baker & Hostetler may rely upon certain reasonable and customary assumptions and certifications of fact received from TCG, TCFI, and certain of its shareholders.

                 (f) TCG shall have received an opinion of Baker & Hostetler, addressed to TCG, the Acquiring Series and TCFI, in form reasonably satisfactory to TCG and dated the Exchange Date, to the effect that for Federal income tax purposes (i) the transfer of all or substantially all of TCFI's assets in exchange for the Acquiring Series Shares and the assumption by the Acquiring Series of liabilities of TCFI will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and each of the Acquiring Series and TCFI is a "party to a reorganization" within the meaning of
         Section 368(b) of the Code; (ii) no gain or loss will be recognized by TCFI upon the





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
         transfer of the assets of the Acquiring Series in exchange for Acquiring Series Shares and the assumption by the Acquiring Series of the liabilities of TCFI or upon the distribution of Acquiring Series Shares by TCFI to its shareholders in liquidation; (iii) no gain or loss will be recognized by the shareholders of TCFI upon the exchange of their shares for Acquiring Series Shares, (iv) the basis of the Acquiring Series Shares a TCFI shareholder receives in connection with the Reorganization will be the same as the basis of his or her shares exchanged therefor; (v) a TCFI shareholder's holding period for his or her Acquiring Series Shares will be determined by including the period for which he or she held TCFI shares exchanged therefor, provided that he or she held such shares as capital assets; (vi) no gain or loss will be recognized by the Acquiring Series upon the receipt of the assets of TCFI in exchange for Acquiring Series Shares and the assumption by the Acquiring Series of the liabilities of TCFI; (vii) the basis in the hands of the Acquiring Series the assets of TCFI transferred to the Acquiring Series will be the same as the basis of the assets in the hands of TCFI immediately prior to the transfer; and
         (viii) the Acquiring Series' holding periods of the assets of TCFI will include the period for which such assets were held by TCFI. In rendering such opinion, Baker & Hostetler may rely upon certain reasonable and customary assumptions and certifications of fact received from TCG, TCFI, and certain of its shareholders.

                 (g) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of TCG, contemplated by the Commission or any state regulatory authority.

                 (h) All necessary proceedings taken by TCFI in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to TCG and Baker & Hostetler.

                 (i) Prior to the Exchange Date, TCFI shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended September 30, 1995 and the short taxable year beginning on October 1, 1995 and ending on the Valuation Date (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in its taxable year ended September 30, 1995 and the short taxable year beginning on October 1, 1995 and ending on the

         Valuation Date (after reduction for any capital loss carryover).

                 (j) TCFI shall have furnished to TCG a certificate, signed by the President (or any Vice President) and the Treasurer (or other financial officer) of TCFI, as to the tax cost to TCG of the securities delivered to TCG pursuant to this Agreement, together with any such evidence as to such tax cost as TCG reasonably may request.

                 (k) TCFI's custodian shall have delivered to TCG a certificate identifying all of the assets of TCFI held by such custodian as of the Valuation Time.

                 (l) TCFI's transfer agent shall have provided to TCG (i) the originals or true copies of all of the records of TCFI in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of TCFI outstanding as of the Valuation Time and (iii) the name and address of each holder of record of any such shares of TCFI and the number of shares held of record by each such shareholder.

                 (m) TCFI shall have duly executed and delivered to TCG a bill of sale, assignment, certificate and other instruments of transfer ("Transfer Documents") as TCG may deem necessary or desirable to transfer all of TCFI's entire right, title and interest in and to the Investments and all other assets of TCFI to the Acquiring Series.

                 (n) TCG and TCFI shall have received from the Commission, if necessary, a written order of exemption, satisfactory in form and substance to TCG and TCFI, exempting the Reorganization from the provisions of Section 17(a) of the 1940 Act.

9. CONDITIONS OF TCFI'S OBLIGATIONS. The obligations of TCFI hereunder shall be subject to the following conditions:

                 (a) This Agreement shall have been authorized and the transactions contemplated hereby, including the liquidation and dissolution of TCFI, shall have been approved by the directors and shareholders of TCFI in the manner required by law.

                 (b) TCG shall have executed and delivered to TCFI an Assumption of Liabilities dated as of the Exchange Date pursuant to which the Acquiring Series will assume all of the liabilities, expenses, costs, charges and reserves of TCFI, contingent or otherwise, including liabilities existing at the

         Valuation Time and described in Section 1(c) hereof in connection with the transactions contemplated by this Agreement.

                 (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of TCG made in this Agreement are true and correct in all material respects as if made at and as of such dates, TCG and the Acquiring Series have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to each of such dates, and TCG shall have furnished to TCFI a statement, dated the Exchange Date, signed by TCG's President (or any Vice President) and Treasurer (or other financial officer) certifying those facts as of such dates.

                 (d) There shall not be any material litigation pending or overtly threatened with respect to the matters contemplated by this Agreement.

                 (e) TCFI shall have received an opinion of Baker & Hostetler, in form reasonably satisfactory to TCFI and dated the Exchange Date, to the effect that (i) TCG is a business trust validly existing under the laws of the State of Ohio and is, to the knowledge of such counsel, qualified to do business in each jurisdiction where the ownership of its property and the conduct of its business requires qualification, (ii) the Acquiring Series Shares to be delivered to TCFI as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by TCG and no shareholder of TCG has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by TCG and assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, 1934 Act and 1940 Act, and assuming due authorization, execution and delivery of this Agreement by TCFI, is a valid and binding obligation of TCG, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate TCG's Declaration of Trust or its By-Laws or any provision of any agreement known to such counsel to which TCG or the Acquiring Series is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in TCG's Declaration of Trust, By-Laws or then current prospectus or statement of additional information, such counsel may rely upon a certificate of an officer of TCG whose responsibility it is to advise TCG with respect to such matters, (v) to the knowledge of such counsel no consent, approval, authorization or order of any court or governmental authority is required for the consummation by TCG or the Acquiring Series of the transactions contemplated herein, except such as have been obtained under the 1933 Act, 1934 Act and 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act. In rendering such opinion Baker & Hostetler may rely on certain reasonable assumptions and certifications of fact received from TCFI, TCG and certain of its shareholders.

                 (f) TCFI shall have received an opinion of Baker & Hostetler addressed to TCFI, TCG and the Acquiring Series and in a form reasonably satisfactory to TCFI dated the Exchange Date, with respect to the matters specified in Section 8(f) of this Agreement. In rendering such opinion Baker & Hostetler may rely on certain reasonable assumptions and certifications of fact received from TCFI, TCG and certain of its shareholders.

                 (g) All necessary proceedings taken by TCG in connection with the transactions contemplated by this Agreement and all documents, incidental thereto reasonably shall be satisfactory in form and substance to TCFI and Baker & Hostetler.

                 (h) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of TCFI, contemplated by the Commission or any state regulatory authority.

                 (i) TCG and TCFI shall have received from the Commission, if necessary, a written order of exemption, satisfactory in form and substance to TCG and TCFI, exempting the Reorganization from the provisions of Section 17(a) of the 1940 Act.


10. TERMINATION. TCG and TCFI may, by mutual consent of their respective trustees or directors, terminate this Agreement, and TCG or TCFI, after consultation with counsel and by consent of their respective trustees or directors or an officer authorized by such trustees or directors, may, subject to Section 11 of this Agreement, waive any condition to their respective obligations hereunder.

11. SOLE AGREEMENT; GOVERNING LAW; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter and shall be construed in accordance with and governed by the laws of the State of Ohio.

         This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officer of TCG and TCFI; provided, however, that following the meeting of TCFI's shareholders called by TCFI pursuant to Section 7 of this Agreement, no such amendment may have the effect of altering or changing the amount or kind of shares received by TCFI, or altering or changing to any material extent the amount or kind of liabilities assumed by TCG and the Acquiring Series, or altering or changing any other terms and conditions of the Reorganization if any of the alterations or changes, alone or in the aggregate, would materially adversely affect TCFI's shareholders without their further approval.


         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.


                                            THE CARDINAL GROUP


                                            By  /s/ Frank W. Siegel
                                               -------------------------------
                                                    Frank W. Siegel, President

                                            THE CARDINAL FUND INC.


                                            By  /s/ Frank W. Siegel
                                               -------------------------------
                                                    Frank W. Siegel, President